     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2000
                                                     REGISTRATION NO. 333-______
================================================================================

                                   ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               CNET NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                             7812                       13-3696170
(State or Other Jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification Number)

                                   ----------

                               150 CHESTNUT STREET
                             SAN FRANCISCO, CA 94111
                                 (415) 395-7800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   ----------

                                  SHELBY BONNIE
                             CHIEF EXECUTIVE OFFICER
                               CNET NETWORKS, INC.
                               150 CHESTNUT STREET
                             SAN FRANCISCO, CA 94111
                                 (415) 395-7800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   ----------

                                    Copy to:
                                  SHARON LE DUY
                   VICE PRESIDENT--LEGAL AND BUSINESS AFFAIRS
                               CNET NETWORKS, INC.
                               150 CHESTNUT STREET
                             SAN FRANCISCO, CA 94111
                                 (415) 395-7800

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

                                       CALCULATION OF REGISTRATION FEE

                                                Proposed Maximum
                                                   Aggregate          Proposed Maximum
   Title of Each Class of      Amount to be      Offering Price            Aggregate           Amount of
Securities to be Registered     Registered        per Share(1)        Offering Price(1)     Registration Fee
---------------------------     ----------        ------------        -----------------     ----------------
  Common Stock, par value
     $0.0001 per share            90,022            $31.1875           $ 2,807,561.13             $742

     (1) The Price of $31.1875, the average of the high and low prices of CNET's common stock on the Nasdaq Stock Market's National Market on November 3, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.

                                   ----------

================================================================================

PROSPECTUS

                                  90,022 SHARES

                               CNET Networks, Inc.

                                  Common Stock

     This prospectus relates to the public offering, which is not being underwritten, of 90,022 shares of our common stock which is held by some of our current stockholders.

     The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is quoted on the Nasdaq National Market under the symbol "CNET." On November 3, 2000, the average of the high and low prices of our common stock was $31.1875.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS AND UNCERTAINTIES YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                The date of this prospectus is November 8, 2000.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering of our common stock made by this prospectus. Any information given, or any representation made, apart from those set forth in this prospectus must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstance, create an implication that the information contained in this prospectus is accurate or complete as of any time subsequent to the date of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the common stock covered by this prospectus, nor does it constitute an offer to, or solicitation of, any person in any jurisdiction in which such an offer or solicitation may not lawfully be made.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the Commission are also available to the public at the Commission's web site at http://www.sec.goc.

     The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supercede information filed earlier. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed on March 30, 2000.

          (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed on May 15, 2000.

          (c) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed on August 14, 2000.

          (d) Our Current Reports on Form 8-K, as filed on January 24, 2000, March 3, 2000, March 13, 2000, April 27, 2000, July 21, 2000, August 31,
     2000, September 5, 2000, October 27, 2000 and October 31, 2000.

          (e) The description of our common stock set forth in our Registration Statement on Form 8-A, as filed on July 2, 1996.

          (f) Our Registration Statement on Form S-4, as filed on August 16, 2000 and as amended on September 6, 2000 and September 8, 2000.

          (g) Our Registration Statement on Form S-3, as filed on August 31, 2000 and as amended on September 13, 2000.

     You may request a copy of these filings, at no cost, by writing or telephoning us at CNET Networks, Inc., 150 Chestnut Street, San Francisco, California 94111, Attention: Corporate Secretary.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where offers are not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any time subsequent to the date of this prospectus.

                                   THE COMPANY

     CNET Networks, Inc. is a global media company, producing a branded Internet network, a computer product database and television and radio programming for both consumers and businesses. Using unbiased content as our platform, we have built marketplaces for technology products and serve millions of users every day. Through our CNET Data Services subsidiary, we provide information powering the computer and electronics sales and distribution channels. CNET Data Services licenses its multi-lingual product database to U.S. and European online computer retailers, resellers and e-commerce companies. On October 17, 2000, following receipt of approval of our shareholders, we consummated our acquisition of Ziff-Davis Inc. pursuant to the terms of an Agreement and Plan of Merger dated as of July 19, 2000. In accordance with the terms of that agreement, Ziff-Davis has become our wholly-owned subsidiary. Ziff-Davis owns ZDNet, a leading online content site focused on technology products and services. In addition to its online site, Ziff-Davis now owns Computer Shopper, Smart Planet, and an investment in Red Herring Communications, Inc. Prior to the acquisition, Ziff-Davis had two series of common stock: ZDNet common stock, which was intended to track the performance of ZDNet, and ZD common stock, which was intended to track the performance of the ZD division. As a result of the acquisition, each share of ZD common stock (NYSE: ZD) was converted into 0.3397 of a share of our common stock and each share of ZDNet common stock (NYSE: ZOZ) was converted into 0.5932 of a share of our common stock.

     Our common stock is quoted on NASDAQ under the symbol "CNET." Our principal executive offices are located at 150 Chestnut Street, San Francisco, California 94111. Our telephone number is (415) 364-7800.

                                  RISK FACTORS

                      RISK FACTORS RELATING TO OUR COMPANY

WE HAVE LIMITED A OPERATING HISTORY AND A HISTORY OF NET LOSSES, WHICH MAKES YOUR EVALUATION OF OUR COMPANY DIFFICULT AND WILL AFFECT YOUR INVESTMENT IN OUR COMPANY; WE CANNOT ASSURE YOU THAT WE WILL REPORT NET INCOME IN THE FUTURE.

     We have a limited operating history. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in developing industries, particularly companies in the relatively new and rapidly evolving market for Internet products, content and services. These risks include:

     o    an evolving and unpredictable business model

     o    uncertain acceptance of new services

     o    competition

     o    management of growth

     We cannot assure you that we will succeed in addressing these risks. If we fail to do so, our revenues could be materially reduced and our operating results could suffer.

     Our limited operating history, the evolving nature of the Internet and the emerging nature of the markets in which we compete makes prediction of future operating results difficult or impossible. We cannot assure you that our revenues will increase or even continue at their current level or that we will maintain operating profitability or generate cash from operations in future periods. We have incurred significant operating losses since our inception and may incur additional losses in the future.

WE MAY EXPERIENCE FLUCTUATIONS IN OPERATING RESULTS AND MAY NOT BE ABLE TO ADJUST SPENDING IN TIME TO COMPENSATE FOR ANY UNEXPECTED REVENUE SHORTFALL.

     Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to planned expenditures could materially reduce our operating results and materially and adversely affect our financial condition.

     Factors that may adversely affect our operating results include:

     o    demand for Internet advertising

     o the addition or loss of advertisers, and the advertising budgeting cycles of individual advertisers

     o the level of traffic on the Internet and our network of Internet channels in particular

     o    seasonal trends in Internet use and advertising

     o the amount and timing of capital expenditures and other costs, including marketing costs, relating to our Internet, television and radio operations and costs relating to the expansion of operations and the introduction of new sites and services

     o    competition

     o our ability to manage effectively our development of new business segments and markets

     o our ability to successfully manage the integration of our operations, technology acquisitions and other business combinations

     o    our ability to upgrade and develop our systems and infrastructure

     o technical difficulties, system downtime, Internet brownouts or denial of service or other similar attacks

     o general economic conditions and economic conditions specific to the Internet and Internet media

     Due to all of the foregoing factors, our operating results may fall below our expectations or the expectations of securities analysts or investors. If this happens, the trading price of our common stock would likely be materially and adversely affected.

OUR INTERNET, TELEVISION AND RADIO CONTENT AND SERVICES MAY NOT BE ACCEPTED, WHICH COULD ADVERSELY AFFECT OUR PROFITABILITY.

     Our future success depends upon our ability to deliver original and compelling content and services that attract and retain users. We cannot assure you that our content and services will be attractive to a sufficient number of users to generate revenues sufficient to sustain operations. Costs related to developing new content and services are expensed as they are incurred, while revenue related to new content and services typically builds over time. As a result, our profitability from year to year may be materially and adversely affected by the number and timing of new launches. In addition, we cannot assure you that any new content or services will be developed in a timely or cost-effective manner.

     The successful development and production of content is subject to numerous uncertainties, including the ability to:

     o anticipate and successfully respond to rapidly changing consumer tastes and preferences

     o    obtain favorable distribution rights

     o    fund new program development

     o attract and retain qualified editors, producers, writers, technical personnel and television and radio hosts

     If we are unable to develop content and services that allow us to attract, retain and expand a loyal user base that is attractive to advertisers and sellers of technology products, we will be unable to generate revenue.

COMPETITION IS INTENSE AND IS EXPECTED TO INCREASE SIGNIFICANTLY; OUR FAILURE TO COMPETE SUCCESSFULLY COULD ADVERSELY AFFECT OUR PROSPECTS AND FINANCIAL RESULTS.

     The market for Internet content and services is new, intensely competitive and rapidly evolving and we expect the competition to increase significantly. It is not difficult to enter this market and current and new competitors can launch new Internet sites at relatively low cost. We expect to continue to derive our revenue primarily from advertising, for which we compete with various media including newspapers, television, radio and various Internet sites that offer consumers information similar to that provided by us. We cannot assure you that we will compete successfully with current or future competitors. Moreover, increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our future revenue and profits.

     If we do not compete successfully for new users and advertisers, our financial results may be materially and adversely affected.

TO REMAIN COMPETITIVE, WE MUST EXPAND OUR OPERATIONS; FAILURE TO EFFECTIVELY MANAGE GROWTH COULD RESULT IN OUR INABILITY TO SUPPORT AND MAINTAIN OUR OPERATIONS

     We have rapidly and significantly expanded our operations. We anticipate that further expansion of our operations may be required following the merger in order to address potential market opportunities. This rapid growth has placed, and we expect it to continue to place, a significant strain on our management, operational and financial resources. We cannot assure you that:

     o our current personnel, systems, procedures and controls will be adequate to support our operations

     o management will be able to identify, hire, train, motivate or manage the required personnel

     o management will be able to successfully identify and exploit existing and potential market opportunities

     In addition, we could experience a materially negative impact on earnings as a results of expenses associated with growing our operations, whether through internal development or through acquisitions.

IF WE ARE UNABLE TO CONTINUE LICENSING THE CNET DATA SERVICES TRANSACTIVE PRODUCTS DATABASE WE COULD FAIL TO ACHIEVE EXPECTATIONS FOR REVENUE GROWTH.

     We receive license fees for the license of the CNET Data Services transactive product database to manufacturers, distributors and resellers of computer products. Our ability to meet expectations for revenue growth may depend in part upon our ability to continue to license this product to new customers. If we are unable to attract new customers for this product, we could fail to achieve revenue growth expectations.

IF OUR INTERNET USER BASE DOES NOT CONTINUE TO GROW, WE MAY FAIL TO ACHIEVE EXPECTATIONS FOR REVENUE GROWTH.

     The rapid growth in the use of and interest in the Internet is a recent phenomenon. We cannot assure you that acceptance and use of the Internet will continue to develop or that we will be able to attract a sufficient number of users to support growth expectations for our business.

     We also cannot assure you that the Internet infrastructure will be able to support the demands placed upon it by:

     o    an increase in the number of users

     o    an increase in frequency of use

     o    an increase in bandwidth requirements of users

     If use of the Internet does not continue to grow or grows more slowly than expected, if we do not attract more users despite Internet growth, or if the Internet infrastructure does not effectively support growth that may occur, our revenues and financial condition will be materially and adversely affected.

WE WILL DEPEND ON ADVERTISING AS A PRINCIPAL SOURCE OF OUR REVENUE; OUR FINANCIAL RESULTS WILL BE ADVERSELY AFFECTED IF WE FAIL TO SUSTAIN ADVERTISING REVENUES OR LEAD FEES.

     Our revenues through December 31, 1999 were derived in large part from the sale of advertising and other fees, such as lead fees, from sellers of technology products on their Internet channels and from advertising and license fees from producing television programs. It is expected that we will derive our revenue in a similar manner in the future. Most of our advertising contracts will be subject to termination by the customer at any time on very short notice. It may be difficult to obtain performance from advertisers who have longer term contracts. If we lose advertising customers, fail to attract new customers or are forced to reduce advertising rates in order to retain or attract customers, our revenues and financial condition will be materially and adversely affected.

     Our ability to generate advertising revenue will depend on several factors, including;

     o    the continued development of the Internet as an advertising medium

     o    the pricing of advertising on other Internet sites

     o    the amount of traffic on our network of sites

     o    pricing pressures, delays and new product launches

     o our ability to achieve, demonstrate and maintain attractive user demographics

     o    our ability to develop and retain a skilled advertising sales force.

WE WILL DEPEND ON, AND RECEIVE A SIGNIFICANT PERCENTAGE OF OUR REVENUE FROM, A LIMITED NUMBER OF ADVERTISERS.

     A relatively small number of advertisers contribute a significant percentage of our revenue. Top advertising clients, and other advertising clients, may not continue to use our services to the same extent, or at all, following the merger. A significant reduction in advertising by one or more of our largest advertisers could have a material adverse effect on our profits and liquidity.

OUR ADVERTISING AND OTHER OPERATING REVENUES MAY BE SUBJECT TO SEASONALITY AND CYCLICALITY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES AND OPERATING RESULTS.

     We believe that advertising sales in traditional media, such as television, are generally lower in the first and third calendar quarters of each year than in other quarters and that advertising expenditures fluctuate significantly with economic cycles. Depending on the extent to which the Internet is accepted as an advertising medium, seasonality and cyclicality in the level of advertising expenditures generally could become more pronounced for Internet advertising. Seasonality and cyclicality in advertising expenditures generally, or with respect to Internet-based advertising specifically, could have a material adverse effect on our business, prospects, financial condition and operating results because advertising expenditures account for substantially all of our revenues.

     We may also experience seasonality in our operating results, particularly in connection with our shopping services, which may reflect seasonal trends in the retail industry. The level of consumer retail spending generally decreases in the first and third calendar quarters.

INABILITY TO ATTRACT AND RETAIN KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE.

     Our success depends to a large extent on the continued services of Halsey
M. Minor, Shelby W. Bonnie, and the other members of our senior management team. The loss of the services of Mr. Minor or Mr. Bonnie, CNET's founders, could have an adverse effect on us due to their crucial role in our strategic development. Our success is also dependent on our ability to identify, attract, retain and motivate other highly skilled officers, key employees and personnel in a very competitive job environment.

     We do not have long-term employment agreements with key personnel and do not maintain "key person" life insurance policies on officers or other employees. The production of our Internet, television and radio content and services requires highly skilled writers and editors and personnel with sophisticated technical expertise. We have encountered difficulties in attracting qualified software developers for our Internet channels and related technologies and we cannot assure you that we will be able to attract or retain such personnel in the future. If we do not attract, retain and motivate the necessary technical, managerial, editorial and sales personnel following the merger, there could be a material adverse effect on our business and operating results.

WE MAY NEED TO SPEND SIGNIFICANTLY MORE MONEY ON ADVERTISING IN THE FUTURE.

     We cannot assure you that our advertising campaigns, or any other advertising campaign we may launch in the future, will be effective. To remain competitive, we may need to spend significantly more money on advertising in the future and such additional costs could materially and adversely affect our profits.

IF WE DO NOT RESPOND ADEQUATELY TO THE INDUSTRY'S EVOLVING TECHNOLOGY STANDARDS OR DO NOT CONTINUE TO MEET THE SOPHISTICATED NEEDS OF OUR CUSTOMERS, SALES OF OUR PRODUCTS AND SERVICES MAY DECLINE.

     The market for Internet products and services is characterized by:

     o    rapid technological developments

     o    frequent new product introductions

     o    evolving industry standards

     The emerging character of these products and services and their rapid evolution requires us to continually improve the performance, features and reliability of our network infrastructure and Internet content, particularly in response to competitive offerings and changing customer demands. We cannot assure you that we will be successful in responding quickly, cost effectively or adequately to these developments. In addition, the widespread adoption of new Internet technologies or standards could require us to make substantial expenditures to modify or adapt our Internet channels and services and could fundamentally affect the character, viability and frequency of Internet-based advertising. Finally, technologies adopted by us could fail to perform according to expectations, resulting in system performance problems and increased costs. Any of these events could have a material adverse effect on our financial condition and operating results.

WE DEPEND ON ARRANGEMENTS WITH THIRD PARTIES FOR INTERNET TRAFFIC TO OUR SITES AND OUR FAILURE TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH THIRD PARTIES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We rely on the cooperation of owners and operators of other Internet sites with whom we have syndication and other arrangements to generate traffic for our Internet sites. Our ability to advertise on other Internet sites and the willingness of the owners of these sites to direct users to our Internet channels through hypertext links will continue to be critical to the success of our Internet operations. If we are unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if our competitors are better able to capitalize on these relationships, our financial condition and operating results will be materially and adversely affected.

WE MAY HAVE DIFFICULTIES WITH OUR ACQUISITIONS AND INVESTMENTS, WHICH COULD ADVERSELY AFFECT OUR GROWTH AND FINANCIAL CONDITION.

     From time to time, we may consider new business opportunities and ventures, including acquisitions, in a broad range of areas. Any decision by us to pursue significant business expansion or new business opportunities would be accompanied by risks, including, among others:

     o requiring us to invest a substantial amount of capital, which could have a material adverse effect on our financial condition and our ability to implement our existing business strategy

     o requiring us to issue additional equity interests, which would be dilutive to our current stockholders

     o placing additional, substantial burdens on our management personnel and our financial and operational systems

     o the difficulty of assimilating our operations, technologies and personnel with those of any acquired company

     o    the potential disruption of our ongoing business

     o the possible inability to retain key technical and managerial personnel

     o additional expenses associated with amortization of goodwill and other purchased intangible assets

     o additional operating losses and expenses associated with the activities and expansion of acquired businesses

     o the possible impairment of relationships with existing employees and advertising customers

     In addition, we cannot assure you that we will be successful in overcoming these risks or any other problems encountered in connection with any future transactions or that these transactions will be profitable.

WE PLAN TO EXPAND OUR INTERNATIONAL OPERATIONS AND MAY ENCOUNTER A NUMBER OF PROBLEMS IN DOING SO. THERE ARE ALSO A NUMBER OF RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     EXPANSION OF INTERNATIONAL OPERATIONS. One component of our growth strategy will be to further expand into international markets. Our international operations will be expanded into markets where technology and online industries are less well developed than in the U.S., which may adversely affect our results of operations.

     RISK OF INTERNATIONAL OPERATIONS. There are certain risks inherent in doing business in international markets, such as the following:

     o    uncertainty of product acceptance by different cultures

     o    unforseen changes in regulatory requirements

     o    difficulties in staffing and managing multinational operations

     o    state-imposed restrictions on the repatriation of funds

     o    currency fluctuations

     o difficulties in finding appropriate foreign licensees or joint venture partners

     o    potential adverse tax consequences

There is a risk that such factors will have an adverse effect on our ability to successfully operate internationally and on our profits and liquidity.

WE MAY NOT BE ABLE TO ACQUIRE OR MAINTAIN DOMAIN NAMES, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR ONLINE SITES.

     We currently hold various Web domain names relating to brands and sites. The acquisition and maintenance of domain names generally is regulated by government agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. We cannot assure you that we will be able to acquire or maintain relevant domain names in all countries where we will conduct business. Any inability to acquire or maintain domain names could have a material adverse effect on our business.

CHANGES IN REGULATIONS COULD ADVERSELY AFFECT THE WAY WE OPERATE.

     It is possible that new laws and regulations in the U.S. and elsewhere will be adopted covering issues affecting our business, including:

     o    privacy

     o    copyrights, trademarks and domain names

     o    obscene or indecent communications

     o    pricing, characteristics and quality of Internet products and services

     Increased government regulation, or the application of existing laws to online activities, could:

     o    decrease the growth of the Internet

     o    reduce our revenues

     o    increase our operating expenses

     o    expose us to significant liabilities

Any of these occurrences could have a material adverse effect on our profits and liquidity.

     We cannot be sure what effect any future material noncompliance by us with these laws and regulations or any material changes in these laws and regulations could have on our business.

WE MAY HAVE CAPACITY CONSTRAINTS AND MAY BE SUBJECT TO SYSTEM DISRUPTIONS, WHICH COULD ADVERSELY AFFECT OUR REVENUES.

     Our ability to attract and maintain relationships with users, advertisers, merchants and strategic partners will depend on the satisfactory performance, reliability and availability of our Internet channels and network infrastructure. Our Internet advertising revenues will relate directly to the number of advertisements delivered to our users. System interruptions or delays that result in the unavailability of Internet channels or slower response times for users would reduce the number of advertisements and sales leads delivered to such users and reduce the attractiveness of our Internet channels to users, strategic partners and advertisers or reduce the number of impressions delivered and thereby reduce revenue. We have experienced periodic system interruptions in the past and we will continue to suffer future interruptions from time to time. System interruptions or slower response times could have a material adverse effect on our revenues and financial condition.

     Our Internet, television and radio systems and operations will be vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, computer hacking and other events beyond our control. Most of our servers and television production equipment are currently located in the Bay Area of California, an area that is susceptible to earthquakes. We have experienced system downtime for limited periods due to power loss and telecommunications failures, and such interruptions in service may materially and adversely affect our operations in the future. We will also rely on web browsers and online service providers to provide Internet access to our sites. We have only a limited amount of redundant facilities or systems, no formal disaster recovery plan and do not carry sufficient business interruption insurance or earthquake insurance to compensate for losses that may occur. Any losses or damages incurred could have a material adverse effect on our financial condition.

OUR BUSINESS WILL INVOLVE RISKS OF LIABILITY CLAIMS FOR INTERNET, TELEVISION AND RADIO CONTENT OR TECHNOLOGY, WHICH COULD RESULT IN SIGNIFICANT COSTS.

     As a publisher and a distributor of content over the Internet, television and radio, we may face potential liability for:

     o    defamation

     o    negligence

     o    copyright, patent or trademark infringement

     o other claims based on the nature and content of the materials published or distributed

     These types of claims have been brought, sometimes successfully, against online services and publishers of television and radio content. In addition, we could be exposed to liability in connection with material indexed or offered on our Internet sites or for information collected from and about users. There has been a recent increase in the granting and attempted enforcement of business process patents that cover practices that may be widely employed in the Internet industry. If we are found to violate any such patent and we are unable to enter into a license agreement on reasonable turns, our ability to offer services could be materially and adversely affected. We cannot assure you that third parties or users will not bring claims against the combined company relating to proprietary rights or use of personal information. Although we will carry general liability insurance, our insurance may not cover potential claims of defamation, negligence and similar claims, and it may or may not apply to a particular claim or be adequate to reimburse us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our financial condition.

OUR NETWORKS MAY BE VULNERABLE TO UNAUTHORIZED PERSONS ACCESSING OUR SYSTEMS, WHICH COULD DISRUPT OUR OPERATIONS AND RESULT IN THE THEFT OF OUR PROPRIETARY INFORMATION.

     A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions or malfunctions in our Internet operations. We may be required to expend significant capital and resources to protect against the threat of security breaches or to alleviate problems caused by breaches in security. For example, so-called "spiders" have and can be used in efforts to copy our databases, including our database of technology products and prices.

     Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet, particularly as a means of conducting commercial transactions. To the extent that our activities or the activities of third party contractors involve the storage and transmission of proprietary information, such as computer software or credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. We cannot assure you that contractual provisions attempting to limit our liability in these areas will be successful or enforceable, or that other parties will accept such contractual provisions as part of our agreements.

WE WILL DEPEND ON LICENSED TECHNOLOGY FROM THIRD PARTIES AND OUR FAILURE TO MAINTAIN THESE ARRANGEMENTS COULD ADVERSELY AFFECT OUR OPERATIONS.

     We rely on technology licensed from third parties for use in operating and managing our Internet sites and providing related services to users and advertisers. Our ability to generate revenue from Internet commerce may also depend on data encryption and authentication technologies that we may be required to license from third parties. We cannot assure you that these third party technology licenses will be available to us at all, will continue to be available to us on acceptable commercial terms or will operate as intended.

OUR DEBT OBLIGATIONS EXPOSE US TO RISKS THAT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Our debt outstanding at June 30, 2000 was approximately $184.9 million. We may incur substantial additional debt in the future. The level of our indebtedness, among other things, could:

     o make it difficult for us to make payments on our debt as described below

     o make it difficult for us to obtain any necessary financing in the future for working capital, capital expenditures, debt service, acquisitions or general corporate purposes

     o limit our flexibility in planning for or reacting to changes in our business

     o    reduce funds available to use for our operations

     o impair our ability to incur additional debt because of financial and other restrictive covenants

     o make us more vulnerable in the event of a downturn in our business or an increase in interest rates

     If we experience a decline in revenues due to any of the factors described in this "Risk Factors" section or any other factors, we could have difficulty paying interest and other amounts due on our indebtedness. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our indebtedness, we would be in default, which would permit the holders of our indebtedness to accelerate the maturity of the indebtedness and could cause defaults under our other indebtedness. Any default under our indebtedness could have a material adverse effect on our financial condition.

THE PRICE OF OUR COMMON STOCK IS SUBJECT TO WIDE FLUCTUATIONS.

     The trading price of our common stock is subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of events and factors, including:

     o    quarterly variations in operating results

     o    announcements of innovations

     o new products, strategic developments or business combinations by us or our competitors

     o    changes in our expected operating expense levels or losses

     o changes in financial estimates and recommendations of securities analysis

     o the operating and securities price performance of other companies that investors may deem comparable to ours

     o    news reports relating to trends in the Internet

     o    other events or factors

     In addition, the stock market in general, and the market prices for Internet related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock.

     These fluctuations may make it more difficult to use stock as currency to make acquisitions that might otherwise be advantageous, or to use stock options as a means to attract and retain employees.

WE HAVE A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SOLD, WHICH COULD AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

     We have a substantial number of shares of common stock subject to stock options, and our notes may be converted into shares of our common stock. In addition, we have a large number of authorized but unissued shares of our common stock that are available for future sale. We cannot predict the effect, if any, that future sales of shares of our common stock or notes, or the availability of shares of our common stock or notes for future sale, will have on the market price of our common stock. In addition, our founding stockholders might sell shares of our common stock from time to time. Sales of substantial amounts of our common stock, including shares issued in connection with acquisitions, upon the exercise of stock options or warrants or the conversion of debt securities, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW COULD DETER TAKEOVER ATTEMPTS.

     Some provisions in our certificate of incorporation and bylaws could delay, prevent or make more difficult a merger, tender offer, proxy contest or change of control. Our stockholders might view any transaction of this type as being in their best interest since the transaction could result in a higher stock price than the current market price for our common stock. Among other things, our certificate of incorporation and bylaws:

     o authorize our board of directors to issue preferred stock with the terms of each series to be fixed by our board of directors

     o divide our board of directors into three classes so that only approximately one-third of the total number of directors is elected each year

     o    permit directors to be removed only for cause

     o specify advance notice requirements for stockholder proposals and director nominations

     In addition, with some exceptions, the Delaware General Corporation Law restricts or delays mergers and other business combinations between us and any stockholder that acquires 15% or more of our voting stock.

LAWSUITS IN WHICH WE ARE A DEFENDANT COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     In August 1999, the Simon Property Group filed a complaint against mySimon, Inc., which became our subsidiary on February 29, 2000. The Simon Property Group is a real estate investment trust that owns mall properties. The complaint, which was filed in the Southern District of Indiana at Indianapolis, alleges that our "mySimon" mark infringes the Simon Property Group's "SIMON" mark. On August 31, 2000, the jury found that our "mySimon" mark infringes on the Simon Property Groups "SIMON" mark. The jury awarded Simon Property Group damages of $26.5 million. We believe that the jury verdict was not supported by the facts and we plan to appeal the verdict. The judge presiding over the trial has not yet entered judgment on the jury's verdict, nor has he ruled on Simon Property Group's request that mySimon relinquish its name. Unless the verdict is overturned on appeal or unless the judge does not require mySimon to relinquish its name, there could be a material adverse effect on our business, financial condition and results of operation.

           RISK FACTORS RELATING TO OUR RECENT MERGER WITH ZIFF-DAVIS

WE MAY NOT ACHIEVE THE BENEFITS WE EXPECT FROM OUR MERGER WITH ZIFF-DAVIS WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS AND COULD RESULT IN THE LOSS OF KEY PERSONNEL.

     We will need to overcome significant issues in order to realize any benefits or synergies from our merger with Ziff-Davis, including the timely, efficient and successful execution of a number of events, including:

     o    integrating the operations of the two companies

     o    retaining and assimilating the key personnel of each company

     o retaining existing advertisers on both companies' Internet sites and attracting additional advertisers

     o developing new Internet sites and services that benefit from the assets and resources of both companies

     o    retaining strategic partners of each company

     o creating uniform standards, controls, procedures, policies and information systems

     The successful execution of these events will involve considerable risk and may not be successful. These risks include:

     o the potential disruption of our ongoing business and distraction of our management

     o the difficulty of incorporating acquired technology and rights into our Internet sites and services

     o unanticipated expenses and potential delays related to integration of technology and other resources of the two companies

     o the impairment of relationships with employees and advertisers as a result of any integration of new management personnel

     o the possibility that businesses that have advertised on both our Internet sites and on those of Ziff-Davis may reduce their advertising purchases from the combined company

     o potential unknown liabilities associated with the merger and the recent disposition of Ziff-Davis' non-Internet operations

     We may not succeed in addressing these risks or any other problems encountered in connection with the merger.

THE MERGER COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     We have incurred significant transaction costs in connection with the merger. If the benefits of the merger do not exceed these costs, including the dilution to our stockholders resulting from the issuance of shares of our common stock in connection with the merger, our financial results, including earnings per share, could be materially and adversely affected.

     We have accounted for the merger using the purchase method of accounting. Now that we have completed the merger, the results of operations of Ziff-Davis will be included in our consolidated financial statements. The purchase price has been allocated to Ziff-Davis' assets and liabilities based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over the fair value of the net tangible assets of Ziff-Davis acquired in the merger has been recorded as goodwill and other intangible assets and must be amortized by charges against results of operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized. However, it is expected that the amortization associated with the merger will be significant and will have a material adverse effect on our results of operations.

THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER.

     The market price of our common stock may decline as a result of the merger for a number of reasons including if:

     o    our integration with Ziff-Davis is unsuccessful

     o we do not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by us or by financial or industry analysts

     o the effect of the merger on our financial results is not consistent with our expectations or the expectations of financial or industry analysts

OWNERSHIP OF OUR COMMON STOCK IS CONCENTRATED IN A SMALL GROUP OF SHAREHOLDERS WHOSE INTERESTS MAY DIFFER FROM THOSE OF OUR OTHER STOCKHOLDERS.

     As a result, in part, of our merger with Ziff-Davis, Softbank, Halsey Minor, our chairman, and Shelby Bonnie, our chief executive officer, collectively control a high percentage of our outstanding common stock. The concentration of ownership of our common stock may delay, prevent or deter a change in control, could deprive our other stockholders of an opportunity to receive a premium for their common stock and may adversely affect the market price of our common stock. Also, these stockholders can exert significant control over actions requiring the approval of a majority of the voting stock, including amendments to our charter. Commercial and other transactions between our company, on the one hand, and its directors, officers and major stockholders and their affiliates, on the other, could create potential for, or could result in, conflicting interests. We intend to enter into all related party transactions on an arm's length basis according to terms that would be offered by an unaffiliated third party.

     In addition, on or about April 17, 2001, Softbank will have a right, pursuant to registration rights granted under a stockholder agreement, to require us to register for public sale our common stock owned by Softbank. Also, Halsey Minor and Shelby Bonnie might sell shares of our common stock from time to time.

THE RECENT DISPOSITIONS OF ZIFF-DAVIS' NON-INTERNET BUSINESSES MAY ADVERSELY AFFECT OUR FUTURE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS FOLLOWING THE MERGER.

     It is possible that the dispositions of Ziff-Davis' non-Internet businesses as part of its recent restructuring may materially and adversely affect the our future business, financial condition, results of operations and prospects following the merger in a number of ways, including the following:

     o The remaining Ziff-Davis businesses will no longer be able to leverage the Ziff-Davis brand and cross-market across all of the platforms that were formerly part of the company.

     o ZDNet historically has relied on content that it licenses from ZD Publishing on an exclusive basis online. Under the agreement for the sale of ZD Publishing, ZDNet has retained the rights to this content online only through April 5, 2005 and those rights will remain exclusive to ZDNet only through April 5, 2003. After the three year exclusivity period expires, the entity that bought ZD Publishing will be free to use the content to compete with Ziff-Davis' ZDNet division on the Internet, and after four years the buyer will be free to license it to other online competitors.

               o The buyer of ZD Publishing has asserted that Ziff-Davis has violated this license, claiming that the buyer will terminate the license on March 1, 2001. We believe that the buyer's assertion that it is entitled to terminate the license is without merit.

     o The buyer of ZD Publishing acquired the "Ziff-Davis" brand name and is receiving a license for the "ZD" brand name, in each case, for use in print publishing and its future actions may adversely affect the ZD brand.

     o Ziff-Davis' costs of services may increase significantly due to the loss of certain large volume discounts or other special pricing arrangements it received before it disposed of its non-Internet businesses.

     o Ziff-Davis has retained certain tax and other liabilities relating to its former non-Internet businesses and may also be liable for certain contingent liabilities relating to such businesses. While Ziff-Davis believes that it has established adequate reserves for such liabilities, since contingent liabilities are inherently uncertain and it is possible that such liabilities could be materially greater than expected and have a material adverse effect our financial condition and results of operations.

THERE ARE SEVERAL LAWSUITS IN WHICH ZIFF-DAVIS IS A DEFENDANT WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     In connection with the initial public offering of ZD common stock, which was intended to track the performance of Ziff-Davis, on April 28, 1998 and the repricing of certain stock options, Ziff-Davis has been named as a defendant in several lawsuits. While Ziff-Davis believes there are substantial defenses to all claims, we cannot assure you that Ziff-Davis will prevail. Defense costs and/or settlement costs relating to these actions could be substantial, and the defense of these actions may divert management's attention and resources. If the plaintiffs prevail in these actions, any judgments awarded by the courts could have a material adverse effect on our financial condition.

                                 USE OF PROCEEDS

     We are registering all 90,022 shares of our common stock covered by this prospectus on behalf of the selling stockholders named in the table set forth on page 16 of this prospectus. These shares were issued in connection with our acquisition of Apollo Solutions, Inc. on April 18, 2000. This prospectus also covers any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of our common stock that are outstanding.

     We will receive no proceeds from the sale of the shares of our common stock covered by this prospectus. The named selling stockholders and their permitted transferees may sell the shares from time to time and will receive all proceeds from such sales, less any commissions, concessions or discounts payable to broker-dealers or agents. Permitted transferees include pledgees, donees, transferees or other successors-in-interest who receive shares from the named selling stockholders after the date of this prospectus. Throughout this prospectus, the named selling stockholders and their permitted transferees are collectively referred to as the "selling stockholders."

                         DETERMINATION OF OFFERING PRICE

     The selling stockholders will act independently of us in making decisions regarding the offering price of the shares of our common stock to be sold by them. Sales will likely be made at prices related to the market price at the time of the sale or upon privately negotiated terms then prevailing.

                              SELLING STOCKHOLDERS

     The following table sets forth the number of shares owned by each of the selling stockholders. None of the selling stockholders had a material relationship with us prior to our acquisition of Apollo Solutions, Inc., on April 18, 2000. No estimate can be given as to the number of shares that will be held by the selling stockholders after the date of this prospectus because each of the selling stockholders may offer some or all of their shares to third parties from time to time. To our knowledge, there are not currently any agreements, arrangements or understandings with respect to the sale by the selling stockholders of their shares of our common stock.

Name of Selling           Number of Shares Beneficially    Percent of Total Number     Number of Shares Registered
Stockholder               Owned                            of Shares Outstanding       by this Prospectus (1)
---------------           -----------------------------    -----------------------     ---------------------------

John Bowser                          103,149                          *                           51,575

Chris Frye                            31,508                          *                           15,754

Ron Perkins                           16,504                          *                            8,252

Darren Thibodeau                      16,504                          *                            8,252

Kelly Gesselman                       12,378                          *                            6,189

* Represents beneficial ownership of less than one percent of the total number of shares outstanding.

(1) This prospectus also covers any additional shares of our common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of our common stock that are outstanding.

                              PLAN OF DISTRIBUTION

     The selling stockholders will determine the timing, manner and size of each sale of the shares of our common stock covered by this prospectus. The sales may be made on one or more exchanges, in the over-the-counter market or otherwise. The selling stockholders may effect sales of their shares through broker-dealers using one of the following methods:

     o A block trade in which a broker-dealer attempts to sell shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     o Purchases by a broker-dealer as principal and resale by that broker-dealer for its account using this prospectus.

The selling stockholders may also sell their shares through an exchange distribution in accordance with the rules of that exchange, through an ordinary brokerage transaction, in a privately negotiated transaction, or by using any combination of the foregoing methods.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales of our common stock covered by this prospectus, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in resales.

     The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of shares of our common stock covered by this prospectus or otherwise. In these hedging transactions, broker-dealers may engage in short sales of our common stock. In addition, the selling stockholders may sell shares short and redeliver those shares to close out short positions. The selling stockholders may also enter into options or other transactions with broker-dealers that require delivery to the broker-dealer of the covered shares. The broker-dealer may then resell or otherwise transfer those shares using this prospectus. Finally, the selling stockholders may loan or pledge shares to a broker-dealer. The broker-dealer may then sell the shares so loaned, or upon a default, sell the shares so pledged, in each case using this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders, and may also receive compensation from the purchasers of the shares for whom they act as agents, to whom they act as principals, or both. Particular broker-dealers may receive compensation in excess of customary commissions in amounts negotiated in the context of certain sales.

     Broker-dealers acting on behalf of the selling stockholders, agents of the selling stockholders, other broker-dealers participating in a given transaction, or the selling stockholders themselves may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of our common stock covered by this prospectus. As a consequence, any commissions, discounts or concessions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act. Any party deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements imposed by the Securities Act.

     Any securities covered by this prospectus that qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. We have received no information suggesting that the selling stockholders have entered into any understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of our common stock. To our knowledge, no underwriter or coordinating broker has been commissioned to act in connection with any proposed sale of our common stock by the selling stockholders.

     The shares of our common stock covered by this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and has been complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of shares of our common stock covered by this prospectus may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of that distribution. In addition, each of the selling stockholders will be subject to applicable provisions of the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of our common stock covered by this prospectus.

     We will file a supplement to this prospectus under Rule 424(b) under the Securities Act if required to disclose any material arrangement that has been entered into between a selling stockholder and a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution.

     We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock covered by this prospectus. The selling stockholders will bear the cost of commissions, concessions or discounts, if any, attributable to sales by them of our common stock. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving the sale of our common stock covered by this prospectus against some liabilities, including liabilities arising under the Securities Act.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

     A description of our common stock has been incorporated by reference to our Registration Statement on Form 8-A, as filed with the Commission on July 2, 1996.

                                     EXPERTS

     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed on March 30, 2000, have been so incorporated in reliance on the report of KPMG LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon by Sharon Le Duy, Vice President--Legal and Business Affairs.

                                   ----------

                                TABLE OF CONTENTS

Where You Can Find More Information.........................................3
The Company.................................................................4
Risk Factors................................................................4
Use of Proceeds............................................................15
Determination of Offering Price............................................16
Selling Stockholders.......................................................16
Plan of Distribution.......................................................16
Description of Securities to be Registered.................................17
Experts....................................................................18
Legal Matters..............................................................18

                                   ----------

We have not authorized any person to make any statement that differs from what is in this prospectus. If any person makes any statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but may change after that date.

                                   ----------

                               CNET NETWORKS, INC.



                                  90,022 SHARES



                                 OF COMMON STOCK

                                   ----------

                                   PROSPECTUS

                                   ----------


                                November 7, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by us in connection with the sale of the shares of our common stock being registered under this registration statement. All amounts other than the registration fee payable to the Commission are estimates.

       Commission Registration Fee               $   742

       Legal Fees and Expenses                   $ 5,000

       Accounting Fees and Expenses              $ 2,000

       Miscellaneous                             $   500
                                                 =======

                        Total                    $ 8,242

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Our bylaws and certificate of incorporation provide for the mandatory indemnification of our directors and officers, and to the extent authorized by the board of directors, Our employees and other agents, to the maximum extent permitted by Delaware Corporation Law, and we have entered into agreements with our officers, directors and certain key employees implementing such indemnification.

ITEM 16. EXHIBITS

5.1  Opinion of Sharon Le Duy, Vice President--Legal and Business Affairs.

23.1 Consent of KPMG LLP.

23.2 Consent of Sharon Le Duy, Vice President--Legal and Business Affairs (included in the opinion of Ms. Le Duy filed as Exhibit 5.1).

24.1 Power of Attorney (included on page II-3 of this registration statement).

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlled person of the registrant in the successful defense of any officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on this the 8th day of November, 2000.

                                       CNET Networks, Inc.


                                       By: /s/ Shelby W. Bonnie
                                           ------------------------------
                                           Name: Shelby W. Bonnie
                                           Title: Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Shelby W. Bonnie and Douglas N. Woodrum and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been Signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----

       /s/ Halsey M. Minor                       Chairman of the Board                    November 6, 2000
------------------------------------
         Halsey M. Minor

       /s/ Shelby W. Bonnie                     Chief Executive Officer                   November 6, 2000
------------------------------------
         Shelby W. Bonnie

       /s/ Richard M. Marino                    Chief Operating Officer                   November 6, 2000
------------------------------------
         Richard M. Marino

       /s/ Douglas N. Woodrum                  Executive Vice President                   November 6, 2000
------------------------------------           and Chief Financial Officer
         Douglas N. Woodrum

       /s/ John C. "Bud" Colligan                      Director                           November 6, 2000
------------------------------------
         John C. "Bud" Colligan

       /s/ Mitchell Kertzman                           Director                           November 6, 2000
------------------------------------
         Mitchell Kertzman

       /s/ Eric Robison                                Director                           November 6, 2000
------------------------------------
         Eric Robison

       /s/ Daniel Rosensweig                    President and Director                    November 6, 2000
------------------------------------
         Daniel Rosensweig

       /s/ Eric Hippeau                                Director                           November 6, 2000
------------------------------------
         Eric Hippeau

       /s/ David P. Overmyer              Senior Vice President, Finance and              November 6, 2000
------------------------------------            Administration (Principal
         David P. Overmyer                         Accounting Officer)

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
--------       -----------

5.1            Opinion of Sharon Le Duy, Vice President--Legal and Business Affairs.

23.1           Consent of KPMG LLP.

23.2           Consent of Sharon Le Duy, Vice President--Legal and Business Affairs (included in the opinion of Ms. Le Duy filed as Exhibit 5.1).

24.1           Power of Attorney (included on page II-3 of this registration statement).